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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITITES EXCHANGE ACT OF 1934


                                July 15, 1996
                 Date of Report (Date of earliest event reported)

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                       INTEGRATED MEASUREMENT SYSTEMS, INC.
              (Exact name of registrant as specified in its charter)


               OREGON                                     93-0840631
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                           Commission File No. 0-26274

   9525 S.W. GEMINI DRIVE, BEAVERTON OR                     97008
(Address of principal executive officers)                 (zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:      (503) 626-7117

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ITEM 5.  OTHER EVENTS

     Press Releases

     Integrated Measurement Systems and LTX Announce Development and Distribution Partnership for Synchro Virtual Test Products
          On July 16, 1996, Integrated Measurement Systems, Inc. and LTX announced an OEM and joint R&D agreement. Under the non-exclusive distribution agreement, IMS will distribute LTX's Synchro Models Toolbox and Device Tool software products. Also, under this agreement, IMS will help develop portions of the Synchro Models Toolbox. IMS and LTX will work together to integrate IMS's Dantes-TM-, and Device Tool and Synchro Models Toolbox products. Full text is attached to this report as Exhibit 99a.

     IMS Features New Multimedia Mixed-Signal Test Station at SEMICON/West
          On July 15, 1996, Integrated Measurement Systems, Inc. announced their new multimedia mixed-signal, MTS-TM-Test Station for verifying and characterizing high-speed components used in multimedia applications. Full text is attached to this report as Exhibit 99b.

     VLSI Research Inc 10 BEST Award for Test and Material Handling Equipment customer satisfaction.
          On July 16, 1996, Integrated Measurement Systems, Inc. announced that, for the fourth consecutive year, it has received the VLSI Research Inc 10 BEST Award for Test and Material Handling Equipment award in customer satisfaction. Full text is attached to this report as
          Exhibit 99c.

ITEM 6.   EXHIBITS

     (exhibit reference numbers refer to Item 601 of Regulation S-K)

     99a. Press Release -- Integrated Measurement Systems and LTX Announce
        Development and Distribution Partnership for Synchro Virtual Test
        Products

     99b. Press Release -- IMS Features New Multimedia Mixed-Signal Test Station at SEMICON/West

     99c. Press Release -- VLSI Research Inc 10 BEST Award for Test and Material
        Handling Equipment customer satisfaction


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on August 13, 1996.

                         INTEGRATED MEASUREMENT SYSTEMS, INC.
                         (Registrant)

                         /s/
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                         Sar Ramadan
                         Chief Financial Officer